Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated November 25, 2014, relating to financial statements of The Laclede Group, Inc. and subsidiaries, and the effectiveness of The Laclede Group, Inc. and subsidiaries' internal control over financial reporting, appearing in the Annual Report on Form 10-K of The Laclede Group, Inc. for the year ended September 30, 2014.
/s/ DELOITTE & TOUCHE LLP
St. Louis, Missouri
February 4, 2015